TASER International, Inc.

Operating Metrics (Unaudited)

	2016			2015			
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Axon & Evidence.com Bookings (millions)	$57.5	$72.0	$52.1	$44.7	$36.9	$30.6	$22.9
Sequential % Change	*-20%*	*38%*	*17%*	*21%*	*21%*	*34%*	*-7%*
Annual Service Revenue (millions) (1)	$32.0	$21.1	$18.1	$16.7	$12.0	$9.8	$7.8
Future Contracted Revenue (millions) (2)	$302.0	$262.8	$202.3	$159.0	$122.4	$94.9	$71.1
Sequential % Change	*15%*	*30%*	*27%*	*30%*	*29%*	*33%*	*33%*
Multiple Year Contract % (3)	89%	95%	95%	92%	91%	88%	90%
LTV/CAC	5.0x	6.2x	5.1x	4.3x	4.6x	4.5x	3.5x
Weapons Op Inc %	38.0%	33.2%	33.5%	37.4%	35.4%	38.7%	40.1%
Evidence.com new seats booked	15,600	20,200	15,800	13,200	9,300	9,500	7,400
Evidence.com cumulative seats booked	110,600	95,000	74,800	59,000	45,800	36,400	27,000

(1) Monthly recurring license, integration, warranty and storage revenue annualized.
(2) Cumulative bookings for Axon and Evidence.com minus cumulative recognized revenue related solely to Axon and Evidence.com
(3) For orders booked with Evidence.com seats, the % that signed multiple year contracts

TASER International, Inc.

SG&A Expenses by Segment (UNAUDITED)

	Three Months Ended September 30,					
	2016		2015		Dollar Change	Percent Change
TASER Weapons segment:						
Salaries, benefits and bonus	$ 6,214	22.1 %	$ 4,113	23.1 %	$ 2,101	51.1 %
Stock-based compensation	806	2.9 %	809	4.5 %	(3)	(0.4)%
Professional & Consulting Expenses	2,165	7.7 %	2,882	16.2 %	(717)	(24.9)%
Sales and marketing	1,357	4.8 %	1,174	6.6 %	183	15.6 %
Travel and meals	1,152	4.1 %	729	4.1 %	423	58.0 %
Other	4,745	16.9 %	2,234	12.5 %	2,511	112.4 %
TASER Weapons segment	16,439	58.5 %	11,941	67.0 %	4,498	37.7 %
Axon segment:						
Salaries, benefits and bonus	$ 4,742	16.9 %	$ 2,289	12.8 %	$ 2,453	107.2 %
Stock-based compensation	542	1.9 %	320	1.8 %	222	69.4 %
Professional & Consulting Expenses	2,643	9.4 %	885	5.0 %	1,758	198.6 %
Sales and marketing	1,568	5.6 %	939	5.3 %	629	67.0 %
Travel and meals	1,354	4.8 %	672	3.8 %	682	101.5 %
Other	833	3.0 %	788	4.4 %	45	5.7 %
Axon segment	11,682	41.5 %	5,893	33.0 %	5,789	98.2 %
Total sales, general and administrative expenses	$ 28,121	100.0 %	$ 17,834	100.0 %	$ 10,287	57.7 %

R&D Expenses by Segment (UNAUDITED)

	Three Months Ended September 30,					
	2016		2015		Dollar Change	Percent Change
TASER Weapons segment:						
Salaries, benefits and bonus	$ 707	9.6 %	$ 421	6.4 %	$ 286	67.9 %
Stock-based compensation	143	1.9 %	135	2.1 %	8	5.9 %
Professional & Consulting Expenses	230	3.1 %	324	5.0 %	(94)	(29.0)%
Sales and marketing	0	0.0 %	4	0.1 %	(4)	—
Travel and meals	34	0.5 %	48	0.7 %	(14)	(29.2)%
Other	294	4.0 %	219	3.4 %	75	34.2 %
TASER Weapons segment	1,408	19.1 %	1,151	17.6 %	257	22.3 %
Axon segment:						
Salaries, benefits and bonus	$ 3,625	49.3 %	$ 3,015	46.2 %	$ 610	20.2 %
Stock-based compensation	648	8.8 %	488	7.5 %	160	32.8 %
Professional & Consulting Expenses	443	6.0 %	755	11.6 %	(312)	(41.3)%
Sales and marketing	158	2.1 %	5	0.1 %	153	**
Travel and meals	179	2.4 %	214	3.3 %	(35)	(16.4)%
Other	897	12.2 %	900	13.8 %	(3)	(0.3)%
Axon segment	5,950	80.9 %	5,377	82.4 %	573	10.7 %
Total research and development expenses	$ 7,358	100.0 %	$ 6,528	100.0 %	$ 830	12.7 %

** not meaningful